Exhibit 10.14(c)

AMENDMENT NO. 2 TO THE
TRADEMARK LICENSE AGREEMENT

THIS AMENDMENT NO. 2 dated and effective as of December 1, 2004 (this "Amendment") is to the Trademark License Agreement (the "License Agreement") dated April 17, 2000 and Amendment NO. 1 dated May 1, 2002 between The Procter & Gamble Company, an Ohio corporation ("Licensor"), and Magla Products LIC, a New Jersey limited liability company (licensee"),

RECITALS

WHEREAS, Licensor and Licensee have entered into the License Agreement; and

WHEREAS, Licensor and Licensee each desire to amend certain terms refating to the royalty payments, and the term and termination of the License Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree as follows:

1.	Definitions. Terms defined in the License Agreement and not otherwise defined herein are used herein as defined in the License Agreement.

2.	Amendments to License Agreement,

2.1   Term.
The date by which the License Agreement shall terminate is hereby changed to December 31,            Accordingly, the first sentence of Section 3 (Term) of the License Agreement is hereby amended by substituting the date "December 31,           for the date "June 30,            in such Section.

The remainder of Section 3 is not amended and remains in full force and effect.

2.2   Licensee's Obligations.
Section 4. C. The following shall be added; Licensee will recommend the products included within the defined term 'Products" to P&G on an annual basis at a time that will allow Licensee to meet its customer and manufacturing time tables for the following spring sales. P&G will have the final say on which products are included for the year. P&G will have four weeks to make its final decision in writing once the recommendation is made by Licensee. If Licensee does not receive a response to its request for approval within four weeks, then any new products will be deemed not approved whereas any products from the previous year will be deemed approved. Additional products can be added to the line up throughout the year with mutual written consent of P&G and Licensee. If any products from a prior year are discontinued Licensee will have one year to sell inventory at no less than 50% of the best price during the past 12 months.

2.3   Royalties.
Section 8. A. (i) [Royalties] and A (ii) [Yearly Sales Projections] of the License Agreement are hereby amended by replacing them with the following:

A. (i) Royalties

Licensee agrees to pay Licensor                                 of the Products for sales up to and in excess of the Yearly Sales Projections set forth in Section 8. A (ii) and (iii) below.

(ii) Yearly Sales Projections for Gloves and Wipes
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8

Amendment No. 2 to the
License Agreement

The remainder of Section 8 (A) Is not amended and remains in full force and effect.

2.4   Minimum Royalties
Section B (B) (Minimum Royalty) of the License Agreement is hereby amended by replacing it with following:

B. (i) Minimum Royalties

Regardless of amount of Net Sales, Licensee shall pay Licensor a Minimum Annual Royalty of                                        as a non-refundable minimum annual guarantee against Royalties to be paid to Licensor during the term of this Agreement. Said Minimum Royalty shall be paid on or before December 3t of each Contract Year.

3.           Effect of Amendments to License Agreement. To the extent the terms and conditions of the License Agreement conflict with the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control and supersede those of the License Agreement.

4.           Remaining Terms and Conditions of License Agreement. Unless amended herein, all other terms and conditions of the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date above written.

THE PROCTER & GAMBLE COMPANY

By:	/s/ Jeffery D. Weedman
Jeffery D. Weedman
Vice President
External Business Development and Global Licensing

Date: 15 December 2004

MAGLA PRODUCTS, LLC.

By:	/s/ Jordan Glatt
Jordan Glatt
President

Date: 12/7/04